UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): May 18, 2011

FIRST CAPITAL BANCORP, INC.

(Name of Small Business Issuer in its charter)

Virginia	001-33543	11-3782033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Cox Road, Suite 200 Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (804) 273-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

First Capital Bancorp, Inc. held its 2011 Annual Meeting of Shareholders on May 18, 2011 at Hilton Richmond Hotel & Spa/Short Pump, 12042 West Broad Street, Richmond, Virginia. A total of 2,301,428 shares or 77.5% of the eligible voting shares were voted. The following proposals were voted on by shareholders:

Proposal 1

The election of three directors for a term of three years each.

Nominee	For	Against or Withheld	Broker Non-Vote
Gerald Blake	1,396,844	45,877	858,707
Grant S. Grayson	1,380,802	61,919	858,707
Gerald H. Yospin	1,396,844	45,877	858,707

All of the above named nominees were elected.

Proposal 2

Approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement.

For	Against or Withheld	Abstentions	Broker Non-Vote
1,323,906	51,719	67,096	858,707

The proposal was approved.

Proposal 3

Ratify the appointment of Cherry, Bekaert & Holland, as First Capital Bancorp, Inc’s independent registered public accounting firm for the year ending December 31, 2011.

For	Against or Withheld	Abstentions	Broker Non-Vote
2,206,527	30,288	64,613	–

The proposal was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST CAPITAL BANCORP, INC.

Date: May 23, 2011	By:	/s/ William W. Ranson
William W. Ranson
Senior Vice President &
Chief Financial Officer

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